Exhibit 99.1

180 Life Sciences Corp. Receives Expected Notification From Nasdaq Related To Delayed Annual Report on Form 10-K

MENLO PARK, Calif., April. 19, 2021 (GLOBE NEWSWIRE) -- 180 Life Sciences Corp. (NASDAQ: ATNF) (“180 Life Sciences” or the "Company"), a clinical-stage biotechnology company focused on the development of novel drugs that fulfill unmet needs in inflammatory diseases, fibrosis and pain, announced today that it received an expected letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) with the Securities and Exchange Commission (the “SEC”). The Nasdaq notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Company filed amended and re-stated financial statements of its predecessor, KBL Merger Corp. IV, for the periods ended June 30, 2020 and September 30, 2020, on February 5, 2021, and, in addition, filed an amended post-merger Current Report on Form 8-K on February 18, 2021. As a result, the Company was unable to complete the preparation of its December 31, 2020 financial statements, for audit by its independent auditors, on a timely basis. Additionally, on April 12, 2021, the SEC issued a statement regarding accounting and reporting considerations for warrants issued by Special Purpose Acquisition Companies. The Company is in the process of reviewing that SEC statement and assessing the implications, if any. As a result of these two matters, our auditors are in the process of their audit of our December 31, 2020 financial statements, and it will be completed as soon as practical.

Nasdaq indicated that the Company has 60 calendar days, or until June 15, 2021, to file the 2020 Form 10-K with the SEC. If the Company is unable to file the 2020 Form 10-K with the SEC by June 15, 2021, the Company intends to submit a plan to regain compliance with the Nasdaq Listing Rules on or prior to that date. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an extension of up to 180 calendar days from the due date of the 2020 Form 10-K, or until October 12, 2021, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq. If the Company fails to timely regain compliance with Nasdaq’s listing rules, the common stock of the Company will be subject to delisting on the Nasdaq Capital Market.

We are continuing to work diligently to finalize and file the 2020 Form 10-K as soon as possible within the timeline prescribed by Nasdaq.

About 180 Life Sciences Corp.

180 Life Sciences Corp. is a clinical-stage biotechnology company focused on the development of novel drugs that fulfill unmet needs in inflammatory diseases, fibrosis and pain by leveraging the combined expertise of luminaries in therapeutics from Oxford University, the Hebrew University and Stanford University. 180 Life Sciences is leading the research into solving one of the world’s biggest drivers of disease – inflammation. The Company is driving groundbreaking studies into clinical programs, which are seeking to develop novel drugs addressing separate areas of inflammation for which there are no effective therapies. The Company’s primary platform is a novel program to treat fibrosis using anti-TNF (tumor necrosis factor).

Forward-Looking Statements

This press release includes "forward-looking statements", including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, statements relating to expectations regarding the capitalization, resources, and funding of the Company; expectations with respect to future performance, growth and anticipated acquisitions; the continued listing of the Company on The NASDAQ Stock Market; the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs; estimates of the size of the markets for its potential drug products; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; global economic conditions; geopolitical events and regulatory changes; the expectations, development plans and anticipated timelines for the Company's drug candidates, pipeline and programs, including collaborations with third parties; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks, as well as in the definitive proxy statement/prospectus that the Company filed in connection with the recent merger. These reports and filings are available at www.sec.gov. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, including the forward-looking statements included in this press release, which are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise provided by law.

Investors:

Jason Assad
Director of IR
180 Life Sciences Corp
(678) 570-6791
Jassad@180lifesciences.com

Media Relations:

David Schull
David.Schull@russopartnersllc.com
(212) 845-4271